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                                                                       Exhibit 1

                             JOINT FILING AGREEMENT

          The undersigned hereby agree to file jointly with respect to their respective beneficial ownership of shares of common stock, par value $0.001 per share ("Common Stock"), of Medifast, Inc., a Delaware corporation (formerly HealthRite Inc.) (the "Company") all filings required to be made on Schedule 13D (and all amendments thereto) with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder. Notwithstanding the foregoing, the undersigned hereby acknowledge and agree that they do not constitute a "group" for purposes of such filings with respect to their beneficial ownership of shares of Company Common Stock.

Date: May 2, 2002



                                                      /s/ Warren H. Haber
                                                      --------------------------
                                                      Warren H. Haber


                                                      /s/ John L. Teeger
                                                      --------------------------
                                                      John L. Teeger


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